Exhibit 10.1

Confidential

May 15, 2018

Masao Kaku

Business Development

Astellas Pharma Inc.

2-5-1, Nihonbashi-Honcho

Chuo-ku, Tokyo 103-8411

Japan

RE:Amendment to Collaboration Agreement; Joint Development Committee Membership

Dear Masao:

As you know, Astellas Pharma Inc. (“Astellas”) and Cytokinetics, Inc. (“Cytokinetics”) are parties to that certain Amended and Restated License and Collaboration Agreement dated December 22, 2014, as amended by the Amendment to the Amended and Restated License and Collaboration Agreement dated July 27, 2016 and the Amendment to Collaboration Agreement dated April 11, 2017 and the Amendment to Collaboration Agreement dated December 21, 2017 (as so amended, the “Collaboration Agreement”).  Capitalized terms used in this letter and not otherwise defined shall have the meaning ascribed to them in the Collaboration Agreement.  The Parties hereby agree to amend the Collaboration Agreement as follows, effective as of the date first set forth above:

The first sentence of Section 2.4 is hereby deleted in its entirety and replaced with the  following:  “The Parties shall establish a joint development committee (the “Joint Development Committee” or the “JDC”), composed of up to four (4) representatives of each Party that have knowledge and expertise in the development of products similar to the Compounds and Collaboration Products, to monitor and coordinate the Development of the Compounds and Collaboration Products under the Collaboration.”

If the foregoing is acceptable to and agreed by Astellas, please so indicate by having an authorized representative of Astellas sign this letter in the appropriate signature line below, and return such signed copy to Elisabeth Schnieders, Ph.D., Senior Vice President, Business Development, at your earliest convenience.  If you have any questions or comments, please do not hesitate to contact Elisabeth at (650) 624-3083 or by e-mail at eschnieders@cytokinetics.com.

Sincerely,	Agreed and accepted:

/s/ Robert I. Blum	Astellas Pharma Inc.

Robert I. Blum	By:	/s/ Jun Kono
President & CEO
	Name:	Jun Kono

	Title:	Corporate VP, Business Development

	Date:	May 18, 2018

280 East Grand Avenue • South San Francisco • CA •94080

Cytokinetics.com